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                                                                    EXHIBIT 12.1



                                  NOVELIS INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (IN MILLIONS OF US$)

                                                                          NINE MONTHS
                                                                             ENDED
                                                                           SEPTEMBER
                                                                               30,             YEARS ENDED DECEMBER 31,
                                                                          -----------  ------------------------------------------
                                                                              2006      2005     2004    2003     2002     2001
                                                                          -----------  -----    -----    -----    -----    -----
EARNINGS BEFORE FIXED CHARGES
Net income (loss) from continuing operations
     before cumulative effect of accounting change ........................   $(170)   $  96    $  55    $ 157    $  75    $(137)
Less:  Equity income of less than 50% owned companies .....................     (12)      (6)      (6)      (6)      (8)      (5)
Plus:  Dividends received from less than 50% owned companies ..............       3        2        2       --       --       --
Plus:  Minority interest of subsidiaries that have fixed charges ..........       2       21       10        3       (8)     (17)
Plus:  Income taxes .......................................................      30      107      166       50       77        6
                                                                              -----    -----    -----    -----    -----    -----
EARNINGS BEFORE FIXED CHARGES AND INCOME TAXES ............................    (147)     220      227      204      136     (153)
                                                                              -----    -----    -----    -----    -----    -----

PLUS FIXED CHARGES:
Amount representative of interest factor in rentals .......................       3        5        6        5        5        5
Interest expense and amortization of debt issuance costs ..................     161      203       74       40       42       64
Interest expense, less than 50% owned companies ...........................       1        1        2        1        5        7
Capitalized interest ......................................................      --       --        1        1        1       --
                                                                              -----    -----    -----    -----    -----    -----
       TOTAL FIXED CHARGES ................................................     165      209       83       47       53       76
                                                                              -----    -----    -----    -----    -----    -----

Less:  Capitalized interest ...............................................      --       --       (1)      (1)      (1)      --
Plus:  Amortization of capitalized interest ...............................       6        7        6        8        7        9

                                                                              -----    -----    -----    -----    -----    -----
       EARNINGS ...........................................................   $  24    $ 436    $ 315    $ 258    $ 195    $ (68)
                                                                              -----    -----    -----    -----    -----    -----

                                                                              -----    -----    -----    -----    -----    -----
RATIO OF EARNINGS TO FIXED CHARGES ........................................        (1)  2.1X     3.8X     5.5X     3.7X         (2)
                                                                              =====    =====    =====    =====    =====    =====

(1) Due to our net loss in the nine months ended September 30, 2006, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $141 million to achieve coverage of 1:1.

(2) Due to our net loss in the year ended December 31, 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $144 million to achieve coverage of 1:1.